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                                                                  EXHIBIT 10.28


April 10, 1997

ADP Financial Information Services, Inc.
2 Journal Square Plaza
Jersey City, New Jersey 07306

Attention: President


Gentlemen:

Reference is made to the Optional Service Delivery Agreement dated as of 1st April, 1996 (the "Agreement") by and between ADP Financial Information Services, Inc. ("ADP") and McCarthy, Crisanti & Maffei, Inc. ("MCM" or "Source" as the case may be). Capitalized terms used in this letter agreement and not otherwise defined, shall have the meanings ascribed to them in the Agreement. Now therefore the parties, in consideration of the premises and mutual covenants contained herein, the legal sufficiency of which is hereby acknowledged, agree as follows:

A. Amendment of Agreement. Effective as of and from 1st January, 1997, the Agreement is hereby amended as follows:

         1. ADP's Fee. Section 5 of the Agreement is hereby deleted in its entirety and amended to read as follows:

                  "5.      Charges/Fees

                           (a) ADP's Fee. Subject to the provisions set forth in subsection (f) hereof, ADP shall not be entitled to any portion of the fees charged by Source for the Source Services. It being agreed that Source shall retain the entire subscriber subscription fee for the term of this Agreement and any extensions thereof.

                           (b) Sales Commission and Fee. ADP shall not be entitled to any fee or commission for subscriptions to a Source Service sold to an ADP Subscriber by a salesperson working for ADP unless Source deems the payment of a fee or commission appropriate.

                           (c) Payment. Within sixty (60) days after the end of each calendar quarter falling fully or partially within the term of this Agreement, ADP shall deliver to Source a report showing the subscription receipts for such quarter, and the amounts due Source, and, except as set forth in the following sentence, a check payable to Source for the gross amount of said subscription receipts. For

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                           those ADP Subscribers which ADP bills for Source
                           Services outside the United States. ADP will remit payment within thirty (30) days of receipt of payment from said ADP Subscriber. All payments made hereunder shall be made in U.S. dollars. If ADP is required by applicable law to pay or withhold any taxes for the subscription fees collected on behalf of Source, ADP shall be entitled to deduct and withhold income or excise taxes or other taxes, withholdings or governmental charges ("Taxes") from any subscription fees collected. In the event that ADP withholds Taxes from amounts payable to Source hereunder, it shall remit to Source the subscription receipts net of any Taxes and shall provide a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may be reasonably requested relating to the Taxes.

                           (d) Adjustments. Source acknowledges that ADP may make initial calculations and payments of amounts due Source based on amounts billed to Source Subscribers in respect of Source Services, and accordingly there may be post payment adjustments to amounts remitted by ADP to Source pursuant to subsection 5(c) hereof to reflect (i) amounts, billed in error for credits ADP gave in the ordinary course of business to Source Subscribers, and (ii) amounts ADP was unable to collect from Source Subscribers.

                           (e) Records. ADP shall maintain complete and accurate books and records (collectively, the "Records") with respect to all amounts it billed to Source Subscribers in respect of subscriptions to the Source Services. Source shall have the right upon at least sixty (60) days' prior written notice to inspect such Records during normal business hours no more frequently than once per year. All information gained by Source from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the accuracy of the computation of the amounts due hereunder.

                           (f) "Notwithstanding the foregoing, and subject to the provisions set forth below, if after the date of this amendment and during the remainder of the Initial Term hereof Source enters into an agreement, amendment, addendum, supplement or similar arrangement (collectively, an "Amendment") with Reuters Limited ("Reuters") pursuant to which Source agrees to pay to Reuters a percentage fee based upon the amounts received from Source Subscribers (excluding all sales or other similar taxes) by Source and Reuters in respect of subscriptions to the Source Services distributed by Reuters, then Source will promptly notify ADP thereof, and the terms

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                                    of an such Amendment insofar as they relate
                                    to the fee to be paid to Reuters shall
                                    become part of this Agreement on the date such terms became available to Reuters, this Agreement being deemed to be so amended as of such date. Source represents and warrants to ADP in connection with the execution of this amendment that, excluding Dow Jones Telerate, Source has not entered into an agreement or an amendment of an existing agreement with another optional service delivery provider carrying the equivalent Source Services which provided for the payment of a greater percentage of amounts received from Source Subscribers than that percentage of amounts received from Source Subscribers set forth in Subsection 5(a) of the original Agreement. Source shall, upon ADP's request given from time to time during the term of this Agreement, but in no event more than once a year, cause its President to certify to ADP, within 90 days after receiving such request, whether or not Source is in compliance with its obligations under this subsection 5(f)."

         2. Effect of Amendment. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

Please sign below to indicate your agreement to the foregoing.


                                          Very truly yours,

                                          McCarthy, Crisanti & Maffei, Inc.

                                      By: /s/ David D. Nixon
                                          --------------------------------
                                          David D. Nixon
                                          President
ACCEPTED AND AGREED:

ADP FINANCIAL INFORMATION
SERVICES, INC.



By: /s/ Robert J. Casale
    --------------------------
    Robert J. Casale
    President


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